QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32

CERTIFICATIONS UNDER SECTION 906

        Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of iBasis, Inc., a Delaware corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

        The Annual Report for the year ended December 31, 2007 (the "Form 10-K") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 14, 2008	/s/ OFER GNEEZY Ofer Gneezy President and Chief Executive Officer (Principal Executive Officer)
Date: March 14, 2008	/s/ RICHARD TENNANT Richard Tennant Chief Financial Officer (Principal Financial Officer)

QuickLinks

  Exhibit 32
CERTIFICATIONS UNDER SECTION 906